Exhibit 13.1

BASF Aktiengesellschaft

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT

In connection with the Annual Report on Form 20-F of BASF Aktiengesellschaft, a German corporation (“the Company”) for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on March 14, 2006 (the “Report”) the undersigned, Dr. Jürgen Hambrecht, Chairman of the Board of Executive Directors of BASF Aktiengesellschaft, hereby certifies, pursuant to 18 U.S.C. Section 1350, that to his knowledge:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 1, 2006

	Name:	Dr. Jürgen Hambrecht
	Title:	Chairman of the Board of Executive Directors